As filed with the Securities and Exchange Commission on August 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORKDAY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2480422
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6110 Stoneridge Mall Road

Pleasanton, California 94588

(Address of Principal Executive Offices) (Zip Code)

Options to purchase stock granted under the Adaptive Insights, Inc. 2013 Equity Incentive Plan and restricted stock units granted under the Adaptive Insights, Inc. 2013 Equity Incentive Plan, and assumed by the Registrant

(Full Title of the Plan)

Robynne D. Sisco

Co-President and Chief Financial Officer

Workday, Inc.

6110 Stoneridge Mall Road

Pleasanton, California 94588

(Name and Address of Agent For Service)

(925) 951-9000

(Telephone Number, including area code, of agent for service)

Copies to:

Jeffery R. Vetter, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
In respect of assumed stock options: Class A Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Adaptive Insights, Inc. 2013 Equity Incentive Plan	1,105,340 (2)	$26.85 (3)	$29,678,379.00 (3)	$3,694.96 (3)
In respect of assumed restricted stock units: Class A Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Adaptive Insights, Inc. 2013 Equity Incentive Plan	17,876 (4)	$138.14 (5)	$2,469,390.64 (5)	$307.44 (5)
TOTAL	1,123,216	N/A	$32,147,769.64	$4,002.40

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A Common Stock.

(2)

Represents shares subject to issuance upon the exercise of stock options outstanding under the Adaptive Insights, Inc. 2013 Equity Incentive Plan, and assumed by the Registrant on August 1, 2018 pursuant to an Agreement and Plan of Merger, dated as of June 11, 2018 and as amended July 31, 2018, by and among the Registrant, Armadillo Acquisition Sub, Inc. and Adaptive Insights, Inc. (the “Merger Agreement”).

(3)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.
(4)

Represents shares subject to issuance in connection with restricted stock units outstanding under the Adaptive Insights, Inc. 2013 Equity Incentive Plan, and assumed by the Registrant on August 1, 2018 pursuant to the Merger Agreement.

(5)

Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the Nasdaq Global Select Market on August 13, 2018.

PART I

Information Required in the Section 10(A) Prospectus

Item 1. Plan Information.

Not required to be filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), such documents are not being filed with the Commission as part of this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018 filed with the Commission on March 14, 2018 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2018 filed with the Commission on June 1, 2018 pursuant to Section 13 or 15(d) of the Exchange Act;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 7, 2018, February 15, 2018, June 11, 2018, June 25, 2018 and August 1, 2018;

(d)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(e)

the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35680) filed with the Commission on September 19, 2017, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred (including attorney’s fees), arising under the Securities Act of 1933 (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends, stock purchases or redemptions); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and executive officers to provide these directors and executive officers with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnity agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The foregoing description is intended as a summary only and is qualified in its entirety by reference to the Registrant’s restated certificate of incorporation, restated bylaws and the Delaware General Corporation Law.

The Registrant carries directors’ and officers’ liability insurance.

In addition, certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-35680	3.1	December 7, 2012

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35680	3.1	June 5, 2015

4.3	Specimen of Class A Common Stock Certificate of the Registrant.	S-1/A	333-183640	4.1	October 1, 2012

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	Adaptive Insights, Inc. 2013 Equity Incentive Plan.					X

99.2	Forms of Award Agreements to the Adaptive Insights, Inc. 2013 Equity Incentive Plan.					X

99.3	Form of Workday, Inc. Restricted Stock Unit Assumption Agreement.					X

99.4	Form of Workday, Inc. Stock Option Assumption Agreement.					X

Item 9. Undertakings.

A.

The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 17th day of August, 2018.

Workday, Inc.

By:	/s/ Robynne D. Sisco
Robynne D. Sisco
Co-President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Workday, Inc., a Delaware corporation, do hereby constitute and appoint Robynne D. Sisco, Co-President and Chief Financial Officer and James P. Shaughnessy, Senior Vice President, General Counsel and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aneel Bhusri Aneel Bhusri	Chief Executive Officer and Director (Principal Executive Officer)	August 17, 2018

/s/ Robynne D. Sisco Robynne D. Sisco	Co-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 17, 2018

/s/ A. George Battle A. George Battle	Director	August 17, 2018

/s/ Christa Davies Christa Davies	Director	August 17, 2018

/s/ David A. Duffield David A. Duffield	Director	August 17, 2018

/s/ Carl M. Eschenbach Carl M. Eschenbach	Director	August 17, 2018

/s/ Michael M. McNamara Michael M. McNamara	Director	August 17, 2018

/s/ Michael A. Stankey Michael A. Stankey	Director	August 17, 2018

/s/ George J. Still, Jr. George J. Still, Jr.	Director	August 17, 2018

/s/ Lee J. Styslinger III Lee J. Styslinger III	Director	August 17, 2018

/s/ Jerry Yang Jerry Yang	Director	August 17, 2018